                                                                    EXHIBIT 99.2

                                  MYSIMON, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
Independent Auditors' Report                                                   1

Balance Sheets                                                                 2

Statements of Operations                                                       3

Statements of Shareholders' Equity                                             4

Statements of Cash Flows                                                       6

Notes to Financial Statements                                                  7

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
mySimon, Inc.:

         We have audited the accompanying balance sheets of mySimon, Inc. (the Company) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1999 and for the period from April 22, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of mySimon, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period from April 22, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

Mountain View, California                                               KPMG LLP
February 18, 2000, except as to Note 8,
which is as of February 29, 2000

                                  MYSIMON, INC.

                                 Balance Sheets

                           December 31, 1999 and 1998

                            ASSETS                                              1999            1998
                                                                            ------------     -----------
Current assets:
  Cash and short-term investments                                           $ 15,956,230       3,280,168
  Restricted cash                                                              1,000,000              --
  Advances to employees                                                               --          35,253
  Accounts receivable, net of allowance for doubtful
    accounts of $302,605                                                       1,072,869              --
  Prepaid expenses and other current assets                                       74,546          47,308
                                                                            ------------     -----------
       Total current assets                                                   18,103,645       3,362,729
Property and equipment, net                                                    2,158,819         501,422
Other assets                                                                     121,900          12,736
                                                                            ------------     -----------
       Total assets                                                         $ 20,384,364       3,876,887
                                                                            ============     ===========
             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                          $    820,624         101,820
  Accrued expenses and other liabilities                                       5,456,289          70,747
  Line of credit                                                               1,000,000              --
  Deferred revenue                                                               214,059              --
                                                                            ------------     -----------
       Total current liabilities                                               7,490,972         172,567
                                                                            ------------     -----------
Commitments

Shareholders' equity
  Preferred stock; convertible and participating:
    Series A, no par value; 2,857,142 shares authorized;
      2,857,142 shares outstanding; liquidation preference
      of $514,286                                                                491,273         491,273
    Series B, no par value; 6,000,000 shares authorized;
      1,800,000 shares outstanding; liquidation preference
      of $1,494,000                                                            1,483,895       1,483,895
    Series C, no par value; 5,000,000 shares authorized; 920,712 and 916, 029 shares outstanding, respectively; liquidation
      preference of $3,019,935 and $3,004,575, respectively                    2,975,334       2,960,258
    Series D, no par value; 18,000,000 shares authorized; 11,261,262
      shares outstanding; liquidation preference of $25,000,000               23,072,356              --
Common stock, no par value; 50,000,000 shares authorized;
    13,842,236 and 10,001,000 shares issued and outstanding,
    respectively                                                               1,236,528          25,080
Additional paid-in capital                                                    11,947,795          28,707
Deferred stock-based compensation                                             (7,874,178)             --
Notes receivable from shareholders                                            (1,038,069)             --
Accumulated deficit                                                          (19,401,542)     (1,284,893)
                                                                            ------------     -----------
       Total shareholders' equity                                             12,893,392       3,704,320
                                                                            ------------     -----------
       Total liabilities and shareholders' equity                           $ 20,384,364       3,876,887
                                                                            ============     ===========

See accompanying notes to financial statements.

                                  MYSIMON, INC.

                            Statements of Operations

                Year ended December 31, 1999 and the period from
                 April 22, 1998 (inception) to December 31, 1998

                                                                         1999            1998
                                                                     ------------     -----------
Revenues:
  Licensing revenue                                                  $     74,099           2,400
  Adverting and promotion revenue                                       1,608,965             677
                                                                     ------------     -----------
     Total revenues                                                     1,683,064           3,077
Cost of revenues - advertising and promotion revenue                      475,192          44,242
                                                                     ------------     -----------
     Gross margin                                                       1,207,872         (41,165)
                                                                     ------------
Operating expenses:
  Research and development, excludes stock-based compensation
    of $511,503 and $-0-, respectively                                  2,894,382         649,974
  Sales and marketing, excludes stock-based compensation of
    $1,365,079 and $-0-, respectively                                  11,629,514         309,045
  General and administrative, excludes stock-based
    compensation of $1,381,142 and $-0-, respectively                   2,061,776         315,268
  Stock-based compensation                                              3,257,724              --
                                                                     ------------     -----------
     Total operating expenses                                          19,843,396       1,274,287
                                                                     ------------     -----------
     Operating loss                                                   (18,635,524)     (1,315,452)

Other income (expense):
  Interest income                                                         532,160          32,881
  Interest expense                                                        (13,285)         (2,322)
                                                                     ------------     -----------
     Net loss                                                        $(18,116,649)     (1,284,893)
                                                                     ============     ===========

See accompanying notes to financial statements.

                                  MYSIMON, INC.
                       Statements of Shareholders' Equity
                Year ended December 31, 1999 and the period from
                April 22, 1998 (inception) to December 31, 1998

                                                                                 Preferred stock
                                        -------------------------------------------------------------------------------------------
                                               Series  A              Series  B              Series  C               Series  D
                                        ---------------------  ---------------------  ---------------------  ----------------------
                                          Shares     Amount      Shares     Amount      Shares     Amount      Shares      Amount
                                        ---------- ----------  ---------- ----------  ---------- ----------  ---------- -----------
Issuance of common stock to
  founders at $0.0025 per share for
  cash on May 13, 1998                          -- $       --          -- $       --          -- $       --          -- $        --

Issuance of Series A preferred stock
  at $0.18 per share for cash in June
  1998, net of issuance cost of $8,727   2,857,142    491,273          --         --          --         --          --          --

Issuance of Series B preferred stock
  at $0.83 per share for cash in
  September 1998, net of issuance
  cost of $16,105                               --         --   1,800,000  1,483,895          --         --          --          --

Issuance of Series C preferred stock
  at $3.28 per share for cash in
  October 1998, net of issuance cost
  of $42,030                                    --         --          --         --     916,029  2,960,258          --          --

Issuance of Series C preferred stock
  warrants                                      --         --          --         --          --         --          --          --

Issuance of common stock upon
  exercise of stock options                     --         --          --         --          --         --          --          --

Net loss                                        --         --          --         --          --         --          --          --
                                        ---------- ----------  ---------- ----------  ---------- ----------  ---------- -----------
Balances, December 31, 1998              2,857,142    491,273   1,800,000  1,483,895     916,029  2,960,258          --          --

Issuance of Series D preferred stock
  at $2.22 per share for cash in June
  1999, net of issuance cost
  of $1,047,532                                 --         --          --         --          --         --  11,261,262  23,072,356

Issuance of Series D preferred stock
  warrants                                      --         --          --         --          --         --          --          --

Issuance of Series C preferred stock
  upon warrant exercise                         --                     --         --          --      4,683   15,076 --          --

Issuance of common stock upon
  exercise of stock options                     --         --          --         --          --         --          --          --

Issuance of common stock for note
  receivable                                    --         --          --         --          --         --          --          --

Deferred compensation related to
  stock option grants                           --         --          --         --          --         --          --          --

Amortization of stock-based
  compensation                                  --         --          --         --          --         --          --          --

Nonemployee stock compensation                  --         --          --         --          --         --          --          --

Net loss                                        --         --          --         --          --         --          --          --
                                        ---------- ----------  ---------- ----------  ---------- ----------  ---------- -----------
Balances, December 31, 1999              2,857,142 $  491,273   1,800,000 $1,483,895     920,712 $2,975,334  11,261,262 $23,072,356
                                        ========== ==========  ========== ==========  ========== ==========  ========== ===========


           See accompanying notes to financial statements            (continued)

                                                                                                Notes
                                            Common stock         Additional   Deferred      receivable                  Total
                                      -------------------------   paid-in    stock-based      from       Accumulated  shareholders'
                                         Shares      Amount       capital    compensation  shareholders     deficit       equity
                                      -----------   -----------  ----------  ------------  ------------  -----------  -------------
Issuance of common stock to
  founders at $0.0025 per share for
  cash on May 13, 1998                 10,000,000   $    25,000          --            --            --           --         25,000

Issuance of Series A preferred stock
  at $0.18 per share for cash in June
  1998, net of issuance cost of $8,727         --            --          --            --            --           --        491,273

Issuance of Series B preferred stock
  at $0.83 per share for cash in
  September 1998, net of issuance
  cost of $16,105                              --            --          --            --            --           --      1,483,895

Issuance of Series C preferred stock
  at $3.28 per share for cash in
  October 1998, net of issuance cost
  of $42,030                                   --            --          --            --            --           --      2,960,258

Issuance of Series C preferred stock
  warrants                                     --            --      28,707            --            --           --         28,707

Issuance of common stock upon
  exercise of stock options                 1,000            80          --            --            --           --             80

Net loss                                       --            --          --            --            --   (1,284,893)    (1,284,893)
                                      -----------   -----------  ----------  ------------  ------------  -----------  -------------
Balances, December 31, 1998            10,001,000        25,080      28,707            --            --   (1,284,893)     3,704,320

Issuance of Series D preferred stock
  at $2.22 per share for cash in June
  1999, net of issuance cost
  of $1,047,532                                --            --          --            --            --           --     23,072,356

Issuance of Series D preferred stock
  warrants                                     --            --     787,186            --            --           --        787,186

Issuance of Series C preferred stock
  upon warrant exercise                        --            --          --            --            --           --         15,076

Issuance of common stock upon
  exercise of stock options               853,896       173,379          --            --            --           --        173,379

Issuance of common stock for note
  receivable                            2,987,340     1,038,069          --            --    (1,038,069)          --             --

Deferred compensation related to
  stock option grants                          --            --   9,349,235    (9,349,235)           --           --             --

Amortization of stock-based
  compensation                                 --            --          --     1,475,057            --           --      1,475,057

Nonemployee stock compensation                 --            --   1,782,667            --            --           --      1,782,667

Net loss                                       --            --          --            --            --  (18,116,649)   (18,116,649)
                                      -----------   -----------  ----------  ------------  ------------  -----------  -------------
Balances, December 31, 1999            13,842,236   $ 1,236,528  11,947,795    (7,874,178)   (1,038,069) (19,401,542)    12,893,392
                                      ===========   ===========  ==========  ============  ============  ===========  =============

See accompanying notes to financial statements.

                                 MYSIMON, INC.

                            Statements of Cash Flows

                Year ended December 31, 1999 and the period from April 22, 1998 (inception) to December 31, 1998

                                                                      1999            1998
                                                                    ------------    ------------

Cash flows from operating activities:
  Net loss                                                          $(18,116,649)     (1,284,893)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                        385,329          25,690
    Allowance for doubtful accounts                                      302,605              --
    Amortization of stock-based compensation                           1,475,057              --
    Nonemployee stock-based compensation expense                       1,782,667              --
    Changes in operating assets and liabilities:
      Advances to employees                                               35,253         (35,253)
      Accounts receivable                                             (1,375,474)             --
      Prepaid expenses and other current assets                          (27,239)        (47,308)
      Other assets                                                      (109,164)        (12,736)
      Accounts payable                                                   718,804         101,820
      Accrued expenses and other liabilities                           5,385,542          70,747
      Deferred revenue                                                   214,059              --
                                                                    ------------    ------------
        Net cash used in operating activities                         (9,329,210)     (1,181,933)
                                                                    ------------    ------------
Cash flows from investing activities:
  Capital expenditures                                                (2,042,724)       (527,112)
  Short-term investments                                              (8,353,613)        (20,414)
                                                                    ------------    ------------
        Net cash used in investing activities                        (10,396,337)       (547,526)
                                                                    ------------    ------------
Cash flows from financing activities:
  Proceeds from sale of convertible preferred stock, net              23,874,616       4,964,133
  Proceeds from issuance of common stock                                 173,379          25,080
  Proceeds from line of credit                                         1,000,000              --
  Restricted cash used to secure financing                            (1,000,000)             --
                                                                    ------------    ------------
        Net cash provided by financing activities                     24,047,995       4,989,213
                                                                    ------------    ------------
Net increase in cash and cash equivalents                              4,322,448       3,259,754
Cash and cash equivalents at beginning of year/period                  3,259,754              --
                                                                    ------------    ------------
Cash and cash equivalents at end of year/period                        7,582,202       3,259,754
Short-term investments                                                 8,374,027          20,414
                                                                    ------------    ------------
Cash and short-term investments                                     $ 15,956,229       3,280,168
                                                                    ============    ============
Supplemental disclosures of cash flow information:
  Cash paid during year/period for interest                         $     13,258           2,322
                                                                    ============    ============
Noncash financing and investing activity:
  Common stock issued for notes receivable                          $  1,038,069              --
                                                                    ============    ============
  Deferred stock-based compensation                                 $  9,349,235              --
                                                                    ============    ============

See accompanying notes to financial statements.

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998



(1)      SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

       (a)    THE COMPANY

              mySimon, Inc. (the Company or mySimon) was incorporated on April 22, 1998, to operate a destination site on the worldwide Web that is focused on providing comparison shopping and purchasing services to online shoppers. As consumers access a corporate Internet site, the Company's system helps consumers around the world shop on the Internet to find the lowest price for anything sold on the Web. The Company also delivers branding and promotional opportunities to on-line merchants, enabling them to communicate their message to shoppers at the time they are making a purchase decision.

       (b)    REVENUE RECOGNITION

              The Company's revenues are derived principally from the sale of merchant promotion sponsorships, banner ads, merchant transaction programs, and licensing revenue. Merchant promotion sponsorships are earned based on either a monthly flat fee or on a "cost-per-click" basis, whereby the customer pays each time a user is placed on the merchant's "buy" page. Banner ads and advertising revenue is recognized on a per "impressions" basis in the period in which the advertisement is displayed. Merchant transaction revenues are generated based on a percentage of purchases made by web traffic directed by the Company to the supporting affiliate's site. The Company also earns revenue on license contracts from fees relating to co-branding arrangements whereby the customer jointly works to integrate the Company's comparison shopping service into the customer's web site. Such license revenue is recognized once the related activities have been performed or ratably over the contract term, as the obligations of the Company expire.

       (c)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


       (d)    CASH AND SHORT-TERM INVESTMENTS

              Cash and short-term investments as of December 31, 1999 and 1998, consisted of the following:

                                                     1999           1998
                                                  -----------   -----------
Cash and equivalents:
     Cash                                         $ 4,560,420       111,368
     Certificates of deposit                           45,182     2,943,420
     Money market account                           2,976,601       204,966
                                                  -----------   -----------

           Cash and equivalents                     7,582,203     3,259,754
                                                  -----------   -----------

Short-term investments:
     Certificates of deposit                           21,393        20,414
     Corporate notes and bonds                      8,352,634            --
                                                  -----------   -----------

           Short-term investments                   8,374,027        20,414
                                                  -----------   -----------

           Cash and short-term investments        $15,956,230     3,280,168
                                                  ===========   ===========


              Short-term investments are recorded at amortized cost which approximates market. Corporate notes and bonds are classified as held-to-maturity and mature within a year. The Company maintains a checking account with Chase Manhattan as of December 31, 1999, with a balance of $3,296,471 used to pay advertising expenses incurred on its behalf by SFM, the Company's advertising consultant. SFM and mySimon have signature authority on this account, although the account is maintained in mySimon's name.

              As of December 31, 1999, the Company held a $1,000,000 certificate of deposit with Silicon Valley Bank as collateral for the Company's line of credit which is classified as restricted cash.

       (e)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are recorded at cost and amortized over the lesser of their useful lives or term of the related lease.

       (f)    RESEARCH AND DEVELOPMENT

              Research and development costs are expensed as incurred until technological feasibility has been established. To date, the Company's software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, no development costs have been capitalized.

       (g)    ADVERTISING COSTS

              The Company's policy is to expense advertising costs as incurred. The Company's advertising and promotion expense was $9,194,665 and $10,568 for the year ended December


                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


              31, 1999, and for the period from April 22, 1998 (inception) to December 31, 1998, respectively.

       (h)    INCOME TAXES

              The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

       (i)    ACCOUNTING FOR STOCK-BASED COMPENSATION

              The Company uses the intrinsic-value method of accounting for all of its employee stock-based compensation plans. Expense associated with stock-based compensation is being amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Board
              (FASB) Interpretation No. 28.

       (j)    IMPAIRMENT OF LONG-LIVED ASSETS

              Statement of Financial Accounting Standards (SFAS) No. 121, prescribes accounting and reporting standards when circumstances indicate that the carrying amount of an asset may not be recoverable. As of December 31, 1999, no unrecoverable amounts are evident.

       (k)    COMPREHENSIVE INCOME

              The Company did not have any significant components of other comprehensive income for the year ended December 31, 1999 and the period from April 22, 1998 (inception) to December 31, 1998 other than net loss.

       (l)    STOCK SPLIT

              During September 1998, the Board of Directors declared a two-for-one common stock and convertible Series A preferred stock split. All share data, including stock option plan information, has been restated to reflect the increase in number of shares authorized, issued and outstanding.

       (m)    SEGMENT REPORTING

              The Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, for the year ended December 31, 1999. Based on definitions contained within SFAS No. 131, the Company determined that it operates in one segment.


                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998



       (n)    RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company does not currently hold any derivative financial instruments and does not engage in hedging activities, the Company expects that the adoption of SFAS No. 133 will not have a material impact on its financial position, results of operations or cash flows. The Company will be required to adopt SFAS No. 133 for the year ended December 31, 2001, in accordance with SFAS No. 137, which delayed implementation of SFAS No. 133.

(2)    FINANCIAL STATEMENT COMPONENTS

       (a)    PROPERTY AND EQUIPMENT

              Property and equipment as of December 31, 1999 and 1998, consisted of the following:

                                                    1999         1998
                                                 ----------   ----------
Computer equipment and software                  $1,625,961      498,839
Furniture, fixtures and equipment                   491,189       28,273
Leasehold improvements                              452,688           --
                                                 ----------   ----------

                                                  2,569,838      527,112
Less accumulated depreciation and amortization      411,019       25,690
                                                 ----------   ----------

                                                 $2,158,819      501,422
                                                 ==========   ==========


       (b)    ACCRUED EXPENSES

              Accrued expenses as of December 31, 1999 and 1998, consisted of the following:

                                          1999         1998
                                       ----------   ----------
Accrued marketing expense              $4,932,294           --
Accrued vacation                           49,899       16,206
Accrued payroll and related expenses      347,333       40,773
Other                                     126,763       13,768
                                       ----------   ----------

                                       $5,456,289       70,747
                                       ==========   ==========


(3)    LINE OF CREDIT

       On August 31, 1999, the Company entered into an equipment line of credit for $1,000,000 with Silicon Valley Bank expiring on December 1, 2003. As of December 31, 1999, $1,000,000 was outstanding with an interest rate of 6.60%. The line of credit is secured by a $1,000,000 certificate of deposit held with the bank.

                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


(4)    SHAREHOLDERS' EQUITY

       (a)    FOUNDERS STOCK

              On May 13, 1998, the Board of Directors issued 10,000,000 shares of restricted common stock to the founders of the Company. The shares of restricted common stock vest at a rate of 50% after one year from the date of issuance and the remaining 50% will vest after two years from the date of issuance. As of December 31, 1999, 4,000,000 shares were subject to repurchase by the Company at a weighted-average price of $0.95 per share.

       (b)    CONVERTIBLE PREFERRED STOCK

              The rights, preferences, and privileges of the Series A, B, C, and D convertible preferred stock shareholders are as follows:

              o Shares of Series A, B, C, and D preferred stock have a liquidation preference of $0.18, $0.83, $3.28, and $2.22 per share, respectively, plus any declared and unpaid dividends. If the assets and funds available for distribution are insufficient to allow payment at the aforementioned rates, then the entire amount of the assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the preferred stock in proportion to the respective amounts which would be payable on the shares if the respective preferential amounts were paid in full.

              o Each share of Series A, B, and D preferred stock is convertible into one share of common stock, subject to certain antidilution provisions. Each share of Series C preferred stock is convertible into 1.19 shares of common stock, subject to certain antidilution provisions.

              o Shares of Series A, B, C, and D preferred stock automatically convert to common stock immediately upon the consummation of a firmly underwritten IPO, provided that the aggregate gross proceeds to the Company are not less than $25,000,000 and that the offering price is not less than $6.66 per share.

              o The holders of Series A, B, C, and D preferred stock have the right to one vote for each share on an "as if converted" basis.

       (c)    WARRANTS

              In October 1998, the Company issued 381,676 warrants to purchase shares of common stock. Common stock purchase warrants were granted to the investors in Series C convertible preferred stock in connection with the Series C convertible preferred stock purchase agreement. Such warrants had an exercise price of $3.28. The warrants had a one-year term, and included registration rights for the underlying stock following a public offering. As of October 1999, the warrants remained unexercised and expired. The fair value of the warrants issued was calculated using the Black-Scholes option pricing model, $3.28 as the fair value of the underlying convertible preferred stock, and the following weighted-average assumptions: no dividends; contractual life of one year; risk-free interest rate of 4.00%; and no volatility. The fair value of $28,707 was recorded as additional paid-in capital.

              In October 1999, the Company issued 4,331,250 warrants in connection with the Series D convertible preferred stock purchase agreement. Such warrants have an exercise price of $2.88 per share. The warrants are immediately exercisable and expire in October 2006. The fair value of the warrants issued was calculated using the Black-Scholes option pricing model, $2.22 as the fair value of the underlying convertible preferred stock, and the following

                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


              weighted-average assumptions: no dividends; contractual life of seven years; risk-free interest rate of 5.00%; and no volatility. The fair value of $787,186 was recorded as additional paid-in capital.

       (d)    1998 STOCK OPTION PLAN

              The Company has reserved 7,273,695 shares of common stock issuable upon exercise of options granted to certain employees, directors, and consultants pursuant to the Company's 1998 Stock Option Plan (the Plan). The Plan provides for the issuance of stock purchase rights, incentive stock options or nonstatutory stock options. Options granted under the Plan generally vest over a four-year period with 25% vesting on the first anniversary of the grant date and 1/48th of the balance each month thereafter. If an option holder loses their eligibility, vested options held at the date of loss of eligibility may be exercised generally within 90 days for such loss of eligibility other than by reason of the holder's death or disability, and within 12 months after such loss by reason of the holder's death or disability

              On October 7, 1999, the Company's Board of Directors approved an Early Exercise Stock Option Program (the Program) which allows employees to exercise unvested stock options in order to gain more favorable tax treatment relating to potential gains in the value of the Company. The Company has the right to repurchase the stock upon voluntary or involuntary termination of the purchaser's employment with the Company at the original issue cost. Through December 31, 1999, the Company has issued 3,591,081 shares under this Program of which 3,488,303 shares were subject to repurchase at a weighted-average exercise price of $0.33 per share. Certain of these restricted shares were issued to officers of the Company for full recourse promissory notes with interest rates of 6.47% and terms of 10 years.

       (e)    ACCOUNTING FOR STOCK-BASED COMPENSATION

              The Company has elected to use the intrinsic-value method to account for all of its employee stock-based compensation plans. The Company originally intended the exercise price of each option granted to be greater than or equal to the fair value of the underlying common stock. However, based on the subsequent valuation of the Company's common stock as measured in the merger agreement with CNET, Inc. (see note 8), the Company recorded deferred stock compensation of $7,530,376. The amount is being amortized on an accelerated basis over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of the December 31, 1999 balance of deferred stock-based compensation for the fiscal years ended 2000, 2001, 2002, and 2003, is expected to approximate $3,709,000, $1,526,000, $684,000, and $136,000, respectively.

              Pursuant to SFAS No. 123, the Company is required to disclose the pro forma effect on net loss as if the Company had elected to use the fair value approach to account for its employee stock-based compensation plans. Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's pro forma net loss for the fiscal year ended December 31, 1999, and the period from April 22, 1998 (inception) to December 31, 1998, would not have been materially different from the net losses reported in the accompanying statements of operations.

                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


              The fair value of options granted was estimated on the date of grant using the minimum value method with the following weighted-average assumptions: risk-free interest rate of approximately 6.0%; expected life of four years; and no dividends.

              A summary of the activity related to the Company's option plan from April 22, 1998 (inception) to December 31, 1998, and for the year ended December 31, 1999, is presented below:

                                                           1999                                     1998
                                           --------------------------------------   -------------------------------------
                                                                   WEIGHTED-                                WEIGHTED-
                                                                    AVERAGE                                  AVERAGE
                                              NUMBER OF             EXERCISE           NUMBER OF             EXERCISE
                                                SHARES               PRICE               SHARES               PRICE
                                           -----------------    -----------------   -----------------    ----------------
Outstanding at beginning of year                807,595             $   0.02                   --           $      --

Granted                                       4,612,566                 0.36              808,595                0.02
Forfeited                                      (325,827)                0.22                   --                  --
Exercised                                    (3,829,470)                0.31               (1,000)               0.02
                                           ------------                             -------------

Outstanding at end of year                    1,264,864                 0.34              807,595                0.02
                                           ============                             =============

Options exercisable as of
     year end                                   100,456                 0.12                   --                  --
                                           ============                             =============

Weighted-average fair value of
     options granted during the year
     with an exercise price equal
     to fair value at grant date                818,983                 0.06              783,595                0.01
                                           ============                             =============

Weighted-average fair value of
     options granted during the
     period with an exercise price
     less than fair value at
     grant date                               3,793,586                 2.96               25,000                0.08
                                           ============                             =============


              As of December 31, 1999, the ranges of exercise prices and weighted-average remaining contractual lives of outstanding options were as follows:


                             OUTSTANDING OPTIONS
    ----------------------------------------------------------------------
                                                                                  OPTIONS EXERCISABLE
                                            WEIGHTED-                       -------------------------------
                                            AVERAGE          WEIGHTED-                          WEIGHTED-
       RANGE OF                            REMAINING          AVERAGE                            AVERAGE
       EXERCISE                           CONTRACTUAL        EXERCISE           NUMBER           EXERCISE
        PRICES            NUMBER          LIFE (YEARS)         PRICE         EXERCISABLE          PRICE
    ----------------  ----------------   ---------------  ----------------  ---------------   -------------
    $    0.02 - 0.08        288,250            8.53        $     0.02             62,125        $   0.02
         0.27 - 0.35        831,864            9.53              0.33             38,331            0.29
             1.00           144,750            9.32              1.00                 --              --
                       ------------                                            ---------

                          1,264,864                              0.34            100,456            0.12
                       ============                                            =========



                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


(6)    INCOME TAXES

       The difference between the income tax expense (benefit) computed at the federal statutory rate and the Company's tax provision for each period is primarily related to net operating losses not benefited. The types of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities as of December 31, 1999 and 1998, are as follows:


                                                    1999          1998
                                                -----------    -----------
Deferred tax assets:
     Tangibles and intangibles                  $   225,594        111,558
     Accruals and reserves                          168,884          5,753
     Net operating loss carryforwards             6,498,984        428,938
     Research credit carryforwards                  262,950         44,560
                                                -----------    -----------

              Total gross deferred tax assets     7,156,412        590,809

     Valuation allowance                         (6,675,568)      (552,756)
                                                -----------    -----------

              Total deferred tax assets             480,844         38,053
                                                -----------    -----------

Deferred tax liabilities - state taxes             (480,844)       (38,053)
                                                -----------    -----------

              Total deferred tax liabilities       (480,844)       (38,053)
                                                -----------    -----------

              Net deferred tax assets           $        --             --
                                                ===========    ===========


       Management has established a valuation allowance for the portion of deferred tax assets for which it is not more likely than not that the asset will be realized. The change in the valuation allowance for the fiscal year ended December 31, 1999 and the period from April 22, 1998 (inception) to December 31, 1998, was an increase of $6,122,812 and $552,756, respectively.

       As of December 31, 1999, the Company had net operating loss carryforwards for federal and California income tax purposes of approximately $15,192,000 and $15,087,000, respectively. The federal net operating loss carryforwards, if not offset against future taxable income, will expire from 2018 through 2019. The California net operating loss carryforwards, if not offset against future taxable income, expire in 2006.

       As of December 31, 1999, unused research and development tax credits of approximately $138,719 and $124,231 are available to reduce future federal and California income taxes, respectively. Federal credit carryforwards expire from 2018 through 2019; California credits will carryforward indefinitely.

       The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change," as defined. Some of the federal and California net operating loss carryforwards are already subject to limitation as a result of these restrictions. If there should be a future ownership change, as defined, the Company's ability to utilize its carryforwards could be further reduced.


                                                                     (CONTINUED)

                                  MYSIMON, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


(7)    COMMITMENTS

       The Company leases certain facilities under noncancelable operating leases. Rent expense for the year ended December 31, 1999, and the period from April 22, 1998 (inception) to December 31, 1998, was $338,135 and $68,682, respectively. Future minimum lease payments under operating leases that have lease terms in excess of one year as of December 31, 1999, were as follows:

   YEAR ENDED
  DECEMBER 31,
 --------------
      2000                                                   $   574,446
      2001                                                       543,312
                                                             -----------
      Total minimum lease payments                           $ 1,117,758
                                                             ===========


(8)    SUBSEQUENT EVENTS

       On February 29, 2000, the Company was acquired by CNET Networks, Inc.
       (CNET) for approximately 10,700,000 shares of CNET common stock, valued at approximately $680,000,000.